SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported April 26, 2011

Kings Road Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-14234	95-3587522
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

278 Nor. Camden Drive
Beverly Hills, CA 90210
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 278-9975

Item 1.01.  Entry Into a Material Definitive Agreement.

On April 26, 2011, Registrant entered into a material definitive agreement with Michael A. Yedor, a Director and the President and Chief Executive Officer of the Company.  Pursuant to this Agreement, Mr. Yedor agreed to convert $110,000 of the sums theretofore advanced by him (or one or more of his affiliates) to Registrant into Class B Common Stock of Registrant at $0.00319 per share, which resulted in the issuance to Mr. Yedor of 34,482,750 shares of Registrant’s Class B Common Stock.  Additionally, Mr. Yedor agreed to convert the remainder of the funds theretofore advanced by him (or one or more of his affiliates) to or on behalf of Registrant into a loan, secured by Registrant’s assets, repayable on October 21, 2011, bearing interest at the same interest rate, and adjusted on the same schedule and the same way, as those loans made to registrant by Sven Ebeling and Philip Holmes as recorded in Board Minutes of July 15, 2008.  This means that the remainder of the funds shall initially bear interest at 3% above the WSJ Prime Rate in effect at the date of the advances.  This interest rate shall be adjusted at the beginning of each successive fiscal quarter of Registrant to that interest rate which is 3% above the WSJ Prime Rate in effect at the first business day of each such successive fiscal quarter.  Registrant also agreed that any further advances made by Mr. Yedor or one or more of his affiliates up to an additional $500,000 will be similarly secured and repaid on the same schedule and at the same interest rate.  At Mr. Yedor’s option, he may convert the balance of any amounts due under this agreement, including any  accrued and unpaid interest,  into Class B Common Stock at the price of $0.00319 per share until the obligations provided for in this agreement are paid in full.

Item 3.02. Unregistered sales of Equity Securities.

On April 26, 2011, Registrant sold 34,482,750 newly issued shares of Registrant’s Class B Common Stock at a price of $0.00319 per share. There were no underwriting discounts or commissions.  This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01.  Changes in Control of Registrant.

Registrant entered into a material definitive agreement with Michael A. Yedor, a director and the President and Chief Executive Officer of the Company.  Pursuant to this Agreement, Mr. Yedor agreed to convert $110,000 of the sums theretofore advanced to Registrant into Class B Common Stock of Registrant at $0.00319 per share, which resulted in the issuance to Mr. Yedor of 34,482,750 shares of Registrant’s Class B Common Stock.  This is equivalent to approximately 52.38% of the issued and outstanding common stock of Registrant.  Mr. Yedor used personal funds to acquire these shares.

Item 5.03.   Amendments to Articles of Incorporation.

On April 26, 2011, Registrant filed its Seventh Amended and Restated Certificate of Incorporation (the “New Certificate”) with the Secretary of State of the State of Delaware.   The New Certificate replaces in all particulars Registrant’s earlier certificates of Incorporation, as amended, and a copy of the New Certificate is attached hereto as Exhibit 3(i) and is incorporated by this reference. In material part, the New Certificate  provides that Registrant’s authorized capital stock be changed from 52,000,000 shares, 50,000,000 of which were denominated Common Stock, $0.01 par value per share and 2,000,000 of which were denominated Preferred Stock, $0.01 par value per share, to 202,000,000 shares, 35,000,000 of which are denominated Class A Common Stock, $0.01 par value per share, 165,000,000 of which are denominated Class B Common Stock, $0.0001 par value per share, and 2,000,000 of which are denominated Preferred stock, $0.0001 par value per share.

Item 9.01:  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.            Description

3(i):	Seventh Amended and Restated Certificate of Incorporation of Kings Road Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: May 2, 2011	By:	/s/ Douglas Beach
Name: Douglas Beach Title: Chief Financial Officer and Authorized Signatory